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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 18, 2005, relating to the financial statements and financial highlights of AIM Funds Group, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements", "Other Service Providers", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Houston, Texas
October 21, 2005